
                                                                   EXHIBIT 10.14

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                  BY AND AMONG
                                TERADYNE, INC.,
                                 M MERGER CORP.
                                      AND
                              MEGATEST CORPORATION











                         DATED AS OF SEPTEMBER 5, 1995
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                               TABLE OF CONTENTS

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ARTICLE I  THE MERGER...................................................................    1
  SECTION 1.01.    The Merger...........................................................    1
  SECTION 1.02.    Effective Time.......................................................    1
  SECTION 1.03.    Effect of the Merger.................................................    2
  SECTION 1.04.    Certificate of Incorporation; By-Laws................................    2
  SECTION 1.05.    Directors and Officers...............................................    2
  SECTION 1.06.    Effect on Capital Stock..............................................    2
  SECTION 1.07.    Exchange of Certificates.............................................    3
  SECTION 1.08.    Stock Transfer Books.................................................    4
  SECTION 1.09.    Dissenting Shares....................................................    4
  SECTION 1.10.    No Further Ownership Rights in Company Common Stock..................    5
  SECTION 1.11.    Lost, Stolen or Destroyed Certificates...............................    5
  SECTION 1.12.    Tax and Accounting Consequences......................................    5
  SECTION 1.13.    Taking of Necessary Action; Further Action...........................    5
  SECTION 1.14.    Material Adverse Effect..............................................    5
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................    6
  SECTION 2.01.    Organization and Qualification; Subsidiaries.........................    6
  SECTION 2.02.    Certificate of Incorporation and By-Laws.............................    6
  SECTION 2.03.    Capitalization.......................................................    6
  SECTION 2.04.    Authority Relative to this Agreement.................................    7
  SECTION 2.05.    No Conflict, Required Filings and Consents...........................    7
  SECTION 2.06.    Compliance; Permits..................................................    8
  SECTION 2.07.    SEC Filings; Financial Statements....................................    8
  SECTION 2.08.    Absence of Certain Changes or Events.................................    9
  SECTION 2.09.    No Undisclosed Liabilities...........................................    9
  SECTION 2.10.    Absence of Litigation................................................    9
  SECTION 2.11.    Employee Benefit Plans, Employment Agreements........................    9
  SECTION 2.12.    Labor Matters........................................................   11
  SECTION 2.13.    Registration Statement, Proxy Statement..............................   11
  SECTION 2.14.    Restrictions on Business Activities..................................   11
  SECTION 2.15.    Title to Property....................................................   11
  SECTION 2.16.    Taxes................................................................   12
  SECTION 2.17.    Environmental Matters................................................   13
  SECTION 2.18.    Brokers..............................................................   13
  SECTION 2.19.    Full Disclosure......................................................   14
  SECTION 2.20.    Intellectual Property................................................   14
  SECTION 2.21.    Interested Party Transactions........................................   15
  SECTION 2.22.    Insurance............................................................   15
  SECTION 2.23.    Option Plans.........................................................   15
  SECTION 2.24.    Vote Required........................................................   15
  SECTION 2.25.    Pooling Matters......................................................   15
  SECTION 2.26.    Opinion of Financial Advisor.........................................   15
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT
     AND MERGER SUB.....................................................................   16
  SECTION 3.01.    Organization and Qualification.......................................   16
  SECTION 3.02.    Authority Relative to this Agreement.................................   16
  SECTION 3.03.    No Conflict; Required Filings and Consents...........................   16
  SECTION 3.04.    Articles of Organization and By-Laws.................................   17

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  SECTION 3.05.    Capitalization.......................................................   17
  SECTION 3.06.    Compliance, Permits..................................................   17
  SECTION 3.07.    SEC Filings, Financial Statements....................................   17
  SECTION 3.08.    Absence of Certain Changes or Events.................................   18
  SECTION 3.09.    Restrictions on Business Activities..................................   18
  SECTION 3.10.    Title to Property....................................................   18
  SECTION 3.11.    Full Disclosure......................................................   19
  SECTION 3.12.    No Undisclosed Liabilities...........................................   19
  SECTION 3.13.    Absence of Litigation................................................   19
  SECTION 3.14.    Insurance............................................................   19
  SECTION 3.15.    Registration Statement; Proxy Statement; Prospectus..................   19
  SECTION 3.16.    Taxes................................................................   19
  SECTION 3.17.    Brokers..............................................................   20
  SECTION 3.18.    Opinion of Financial Advisor.........................................   20
  SECTION 3.19.    Pooling Matters......................................................   20
  SECTION 3.20.    No Stockholder Vote..................................................   20
  SECTION 3.21.    Employee Benefit Plans, Employment Agreements........................   20
  SECTION 3.22.    Labor Matters........................................................   21
  SECTION 3.23.    Environmental Matters................................................   21
  SECTION 3.24.    Intellectual Property................................................   21
ARTICLE IV  CONDUCT OF BUSINESS PENDING THE MERGER......................................   22
  SECTION 4.01.    Conduct of Business by the Company Pending the Merger................   22
  SECTION 4.02.    No Solicitation......................................................   24
  SECTION 4.03.    Conduct of Business by Parent Pending the Merger.....................   25
ARTICLE V  ADDITIONAL AGREEMENTS........................................................   26
  SECTION 5.01.    Proxy Statement/Prospectus; Registration Statement...................   26
  SECTION 5.02.    Stockholders Meeting.................................................   26
  SECTION 5.03.    Access to Information; Confidentiality...............................   26
  SECTION 5.04.    Consents; Approvals..................................................   26
  SECTION 5.05.    Stock Options........................................................   27
  SECTION 5.06.    Company Employee Stock Purchase Plan.................................   27
  SECTION 5.07.    Agreements of Affiliates.............................................   27
  SECTION 5.08.    Indemnification and Insurance........................................   28
  SECTION 5.09.    Employee Benefit Plans...............................................   28
  SECTION 5.10.    Notification of Certain Matters......................................   29
  SECTION 5.11.    Further Action/Tax Treatment.........................................   29
  SECTION 5.12.    Public Announcements.................................................   29
  SECTION 5.13.    Listing of Parent Common Shares......................................   29
  SECTION 5.14.    Conveyance Taxes.....................................................   29
  SECTION 5.15.    Accountants' Letters.................................................   29
  SECTION 5.16.    Employment Agreements................................................   29
ARTICLE VI  CONDITIONS TO THE MERGER....................................................   30
  SECTION 6.01.    Conditions to Obligation of Each Party to Effect the Merger..........   30
  SECTION 6.02.    Additional Conditions to Obligations of Parent and Merger Sub........   30
  SECTION 6.03.    Additional Conditions to Obligation of the Company...................   31
ARTICLE VII  TERMINATION................................................................   31
  SECTION 7.01.    Termination..........................................................   31
  SECTION 7.02.    Effect of Termination................................................   32

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  SECTION 7.03.    Fees and Expenses Payable By Company.................................   32
  SECTION 7.04.    Fees and Expenses Payable By Parent..................................   33
ARTICLE VIII  GENERAL PROVISIONS........................................................   33
  SECTION 8.01.    Effectiveness of Representations, Warranties and Agreements..........   33
  SECTION 8.02.    Notices..............................................................   34
  SECTION 8.03.    Certain Definitions..................................................   34
  SECTION 8.04.    Amendment............................................................   35
  SECTION 8.05.    Waiver...............................................................   35
  SECTION 8.06.    Headings.............................................................   35
  SECTION 8.07.    Severability.........................................................   35
  SECTION 8.08.    Entire Agreement.....................................................   35
  SECTION 8.09.    Assignment, Merger Sub...............................................   35
  SECTION 8.10.    Parties in Interest..................................................   35
  SECTION 8.11.    Failure or Indulgence Not Waiver; Remedies Cumulative................   36
  SECTION 8.12.    Governing Law........................................................   36
  SECTION 8.13.    Counterparts.........................................................   36

EXHIBITS:
Exhibit A: Form of Affiliate Agreement
Exhibit B: Employment Agreement Terms
Exhibit 1.06(b): Adjustment of Conversion Ratio

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, as amended, dated as of September 5, 1995 (this "Agreement"), among TERADYNE, INC., a Massachusetts corporation ("Parent"), M MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and MEGATEST CORPORATION, a Delaware corporation (the "Company").

                             W I T N E S S E T H :

     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law") upon the terms and subject to the conditions set forth herein;

     WHEREAS, pursuant to the Merger, each outstanding share (a "Share") of the Company's common stock, $0.001 par value per share (the "Company Common Stock"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein;

     WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code;

     WHEREAS, for accounting purposes, it is intended that the transactions contemplated hereby shall be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP");

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. THE MERGER.

          (a) Effective Time. At the Effective Time (as defined in Section 1.02), and subject to and upon the terms and conditions of this Agreement and Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
     Section 7.01 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Testa, Hurwitz & Thibeault, 125 High Street, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 1.02. EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by Section 251 of Delaware Law (the "Certificate of Merger"), together

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

with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the time of such filing being the "Effective Time").

     SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04. CERTIFICATE OF INCORPORATION; BY-LAWS.

          (a) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "FIRST: The name of the corporation is MEGATEST Corporation."

          (b) By-Laws. The By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time and the additional persons listed on
Schedule 1.05 of the Company Disclosure Schedule shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.06. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

          (a) Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.06(b) and any Dissenting Shares (as defined in Section 1.09)) shall be converted, subject to Section 1.06(f), into the right to receive .9091 shares (.9091, as adjusted pursuant to Section 1.06(b), the "Exchange Ratio") of validly issued, fully paid and nonassessable shares of common stock of Parent, $.125 par value ("Parent Common Shares").

          (b) Adjustment of Conversion Ratio. If the Final Parent Stock Price (as defined below) is equal to or less than $36.00 per share, no adjustment to the Exchange Ratio shall be made. If the Final Parent Stock Price is greater than $36.00 per share, then the Exchange Ratio shall be adjusted in accordance with the formula specified on Exhibit 1.06(b) hereto provided, however, that the Exchange Ratio as adjusted pursuant to this Section 1.06(b) shall in no event be less than .8333. For purposes hereof, "Final Parent Stock Price" shall mean the average of the closing prices of the Parent Common Stock for the twenty consecutive days on which the Parent Common Shares are traded on The New York Stock Exchange (the "NYSE") ending on the fifth calendar day immediately preceding the Company Stockholders Meeting (as defined in Section 2.13).

          (c) Cancellation. Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

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

          (d) Assumption of Stock Options; Stock Purchase Rights. All options to purchase Company Common Stock then outstanding under the Company Stock Option Plans (as defined in Section 5.05) shall be assumed by Parent in accordance with Section 5.05. Immediately prior to the Effective Time, all rights to purchase Company Common Stock then outstanding under the Company Stock Purchase Plan (as defined in Section 5.06) shall be exercised in accordance with Section 5.06 and the shares so purchased shall be converted into Parent Common Shares at the Effective Time.

          (e) Capital Stock of Merger Sub. Each share of common stock, $0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Shares or Company Common Stock occurring after the date hereof and prior to the Effective Time.

          (g) Fractional Shares. No fraction of a share of Parent Common Shares will be issued, but, except as provided in Section 5.05, in lieu thereof each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Shares (after aggregating all fractional shares of Parent Common Shares to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average of the closing prices of Teradyne Common Stock for the twenty consecutive days on which Teradyne Common Stock is traded on the NYSE ending on the fifth calendar day immediately preceding the day on which the Special Meeting is held.

     SECTION 1.07. EXCHANGE OF CERTIFICATES.

          (a) Exchange Agent. Immediately prior to the Effective Time, Parent shall supply, or shall cause to be supplied, to or for the account of a bank or trust company designated by Parent (the "Exchange Agent"), in trust for the benefit of the holders of Company Common Stock (other than Dissenting Shares), for exchange in accordance with this Section 1.07, through the Exchange Agent, certificates evidencing the Parent Common Shares issuable pursuant to Section 1.06 in exchange for outstanding Shares plus cash in an amount sufficient for payment in lieu of fractional shares as provided in Section 1.06(g).

          (b) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (other than Dissenting Shares) (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Parent Common Shares and, in lieu of any fractional shares thereof, cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole Parent Common Shares which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.07(c), and (C) cash in lieu of fractional Parent Common Shares to which such holder is entitled pursuant to Section 1.06(g) (the Parent Common Shares, dividends, distributions and cash described in this clause (C) being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, Parent Common Shares and cash may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of the Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Shares into which such shares of the Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.06.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time, with respect to Parent Common Shares with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Shares.

          (d) Transfers of Ownership. If any certificate for shares of Parent Common Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Shares in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (e) No Liability. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) Withholding Rights. Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

     SECTION 1.08. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.

     SECTION 1.09. DISSENTING SHARES.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of capital stock of the Company held by a holder who has exercised dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Merger

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

     Consideration pursuant to Section 1.06, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

          (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the certificate or certificates representing such Dissenting Shares.

          (c) The Company shall give Parent (i) prompt notice of any written demands received by the Company for an appraisal of shares of capital stock of the Company pursuant to Section 262 of Delaware Law, withdrawals of such demands, and any other related instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

     SECTION 1.10. NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     SECTION 1.11. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Common Shares as may be required pursuant to Section 1.06; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     SECTION 1.12. TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests under GAAP. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations promulgated under the Code.

     SECTION 1.13. TAKING OF NECESSARY ACTION; FURTHER ACTION. Subject to the terms and conditions herein, each of Parent, Merger Sub and the Company in good faith will take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     SECTION 1.14. MATERIAL ADVERSE EFFECT. When used in this Agreement with respect to the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole; provided, however, that a Material Adverse Effect shall not include any change or effect in respect of the Company and its subsidiaries or in respect of Parent and its subsidiaries, as the case may be, resulting from conditions affecting the semiconductor automatic test equipment industry generally or general economic conditions.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule previously delivered by Company to Parent (the "Company Disclosure Schedule"):

     SECTION 2.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 2.01 of the Company Disclosure Schedule, except as is noted therein. Except as set forth in Section
2.01 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     SECTION 2.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Parent a complete and correct copy of its Certificate of Incorporation and By-Laws, as amended to date, and, except as is set forth in
Section 2.02 of the Company Disclosure Schedule, equivalent organizational documents of each of its subsidiaries (the "Subsidiary Documents"). Such Certificate of Incorporation, By-Laws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or Subsidiary Documents except, in the case of any subsidiary of the Company, to the extent any such violation would not have a Material Adverse Effect.

     SECTION 2.03. CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 5,000,000 shares of the Company's Preferred Stock $.001 par value per share (the "Company Preferred Stock"). As of August 26, 1995, (i) 7,422,462 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock were held by subsidiaries of the Company, (iii) 1,546,119 shares of Company Common Stock were reserved for future issuance pursuant to option grants under the Company Stock Option Plans,
(iv) 406,834 shares of Company Common Stock were reserved for future issuance under the Company Stock Purchase Plan and (v) no shares of Company Preferred Stock were issued and outstanding. No material change in such capitalization has occurred between August 26, 1995 and the date hereof. For purposes hereof, option exercises by optionholders of Company Common Stock in the ordinary course of business and issuances of Company Common Stock under the 1992 Employee Stock Purchase Plan pursuant to the terms of such plan shall not be deemed a material change in the Company's capitalization. Except as set forth in this Section 2.03 or Section 2.11 hereof or in Section 2.03 or Section 2.11 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company capital stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and, other than directors' qualifying shares, all such shares are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

     SECTION 2.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of the Merger by the holders of at least a majority of the outstanding shares of the Company Common Stock entitled to vote in accordance with Delaware Law and the Company's Certificate of Incorporation and By-Laws). The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes the legal, valid and binding obligation of the Company.

     SECTION 2.05. NO CONFLICT, REQUIRED FILINGS AND CONSENTS.

          (a) Section 2.05(a) of the Company Disclosure Schedule includes a list of (i) all material contracts of the Company and its subsidiaries and (ii) all agreements which, as of the date hereof, will be required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules thereunder (collectively, the "Exchange Act") as "material contracts" ((i) and (ii) being, collectively, the "Material Contracts") of the Company and its subsidiaries.

          (b) Except as set forth in Section 2.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) to the Company's knowledge, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except in any such case for any such breaches, defaults or other occurrences that would not individually or in the aggregate, have a Material Adverse Effect.

          (c) Except as set forth in Section 2.05(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, state securities laws ("Blue Sky Laws") and the pre-merger notification requirements of the Hart-Scott-

     Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of appropriate merger or other documents as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, or would not otherwise have a Material Adverse Effect.

     SECTION 2.06. COMPLIANCE; PERMITS.

          (a) Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) to the Company's knowledge, any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which, individually or in the aggregate, would in either such case not have a Material Adverse Effect.

          (b) To the Company's knowledge, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole (collectively, the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a Material Adverse Effect.

     SECTION 2.07. SEC FILINGS; FINANCIAL STATEMENTS.

          (a) The Company has filed all forms, reports and documents required to be filed with the SEC since March 1, 1993 and has made available to Parent
     (i) its Quarterly Reports on Form 10-Q for the periods ended November 30, 1994, February 28, 1995 and May 31, 1995 respectively, (ii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since March 1, 1993, (iii) all other reports or registration statements filed by the Company with the SEC (other than Reports on Forms 3, 4 and 5 and Schedule 13G filed on behalf of affiliates of the Company) since March 1, 1993 and (iv) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "Company SEC Reports"). The Company SEC Reports
     (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and each fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

     SECTION 2.08. ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 2.08 of the Company Disclosure Schedule or in any Company SEC Report, since August 31, 1994, the Company has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or By-laws of the Company; (iii) any damage to, destruction or loss of any assets of the Company (whether or not covered by insurance) that had or could have a Material Adverse Effect; (iv) any change by the Company in its accounting methods, principles or practices; (v) any revaluation by the Company of any of its material assets, including, without limitation, writing down the value of capitalized software or inventory, or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any sale of a material amount of property of the Company, except for sales in the ordinary course of business; or (vii) any other action or event that would have required the consent of Parent pursuant to
Section 4.01 had such action or event occurred after the date of this Agreement.

     SECTION 2.09. NO UNDISCLOSED LIABILITIES.  Except as is disclosed in
Section 2.09 of the Company Disclosure Schedule or in any Company SEC Report, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (a) adequately provided for in the Company's audited balance sheet (including any related notes thereto) for the fiscal year ended August 31, 1994 included in the Company SEC Reports (the "1994 Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 1994 Balance Sheet or on any balance sheet contained in an SEC Report filed for any subsequent period, or (c) incurred since August 31, 1994 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

     SECTION 2.10. ABSENCE OF LITIGATION. Except as set forth in the Company SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 2.11. EMPLOYEE BENEFIT PLANS, EMPLOYMENT AGREEMENTS.

          (a) Section 2.1 l (a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), regardless of whether ERISA is applicable thereto, all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or termination pay, medical or life insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plans, agreements or arrangements and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of the Company, to which the Company, an ERISA Affiliate, or any subsidiary is a party, with respect to which the Company, an ERISA Affiliate, or any subsidiary has or could have any material obligation, as well as each plan with respect to which the Company or an ERISA Affiliate could incur any material liability if such plan has been or were terminated (together, the "Employee Plans"), and a copy of each such written Employee Plan has been made available to Parent.

          (b) Except as set forth in Section 2.11 (b) of the Company Disclosure Schedule, (i) none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person and none of the Employee Plans is a "multi-employer plan" as such term is defined in
     Section 3(37) of ERISA; (ii) there has been no transaction or failure to act with respect to any Employee Plan, which could result in any material liability of the Company or any of its subsidiaries; (iii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes, orders, or governmental rules and regulations currently in effect with respect thereto, and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; (vi) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
     Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course).

          (c) Each Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority, has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause the appropriate governmental agency or authority to revoke, such qualification, registration or approval.

          (d) All contributions (including premiums) required by law or contract to have been made or approved by the Company under or with respect to Employee Plans have been paid or accrued by the Company. Except as disclosed in Section 2.11(d) of the Company Disclosure Schedule, without limiting the foregoing, there are no material unfunded liabilities under any Employee Plan.

          (e) There are no pending or, to the knowledge of the Company, threatened investigations, litigation or other enforcement actions against the Company with respect to any of the Employee Plans.

          (f) There are no actions, suits or claims pending or, to the knowledge of the Company, threatened by former or present employees of the Company (or their beneficiaries) with respect to Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

          (g) To the Company's knowledge, no condition or event has occurred with respect to the Employee Plans which has or could reasonably be expected to result in a material liability to the Company.

          (h) Section 2.11(h) of the Company Disclosure Schedule sets forth as of August 26, 1995 a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested within six months of the date hereof, or as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option. Section 2.11(h) of the Company Disclosure Schedule also sets forth the total number of such ISOs and such nonqualified options.

          (i) The Company has made available to Parent (i) copies of all employment agreements with officers of the Company; (ii) copies of all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $100,000; (iii) a schedule listing all officers of the Company who have executed a non-competition agreement with the Company; (iv) copies (or descriptions) of all severance agreements, programs and policies of the Company with or relative to its employees, excluding programs and policies required to be maintained by law; (v) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions; and (vi) the form of standard employment agreement, if any, of the Company for its non-executive employees. The Company has provided to Parent a complete list of (i) all salary increases for each officer of the Company for the fiscal year 1996 and (ii) all bonus amounts earned by each officer of the Company for fiscal year 1995.

     SECTION 2.12. LABOR MATTERS. There are no controversies pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

     SECTION 2.13. REGISTRATION STATEMENT, PROXY STATEMENT. None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Shares in the Merger (the "Registration Statement") or (ii) the proxy statement relating to the meeting of the Company's stockholders (the "Company Stockholders Meeting") to be held in connection with the Merger (the "Proxy Statement" and, together with the Registration Statement, the "Proxy Statement/Prospectus") will, at the respective times filed with the SEC or other regulatory agency and, in addition, (a) in the case of the Proxy Statement/Prospectus, at the date it or any amendment or supplement thereto is mailed to stockholders, at the time of the Company Stockholders Meeting and at the Effective Time and (b) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

     SECTION 2.14. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of the Company or any of its subsidiaries, acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted by the Company.

     SECTION 2.15. TITLE TO PROPERTY. Section 2.15 of the Company Disclosure Statement sets forth a true and complete list of all real property owned by the Company and all real property leased by the Company or any of its subsidiaries requiring annual lease payments of more than $50,000, and the aggregate monthly rental or other fee payable under such lease. The Company and each of its subsidiaries have good, marketable and defeasible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not, individually or in the aggregate, have a Material Adverse Effect; and all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing material default or event of default on the part of the Company (or event which with notice or lapse of time, or both, would constitute a material default on the part of the Company and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect. All the facilities of the Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, except where the failure of such plants, structures and equipment to be in such good operating condition and repair would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 2.16. TAXES.

          (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, provincial, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

          (b) Other than as disclosed on Section 2.16(b) of the Company Disclosure Schedule, the Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its subsidiaries is or has been a member, have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them or any of them, and have paid and discharged all Taxes shown therein to be due and there are no other Taxes that would be due if asserted by a taxing authority, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) or with respect to which the Company is maintaining reserves in accordance with GAAP in its financial statements to the extent currently required in all material respects adequate for their payment, except, in each instance, to the extent the failure to do so would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert against the Company or any of its subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which the Company is maintaining reserves in accordance with GAAP in its financial statements which are in all material respects adequate for their payment, except, in each instance, to the extent the failure to do so would not have a Material Adverse Effect. No Tax Return of either the Company or any of its subsidiaries is currently being audited by any taxing authority. No material tax claim has become a lien on any assets of the Company or any subsidiary thereof and neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

          (c) The Company on behalf of itself and all its subsidiaries hereby represents that, other than as disclosed on Section 2.16(c) of the Company Disclosure Schedule, and other than with respect to items the inaccuracy of which would not have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of (a) any "excess parachute payment" within the meaning of Section 28OG of the Code, determined without regard to Section 28OG(b)(4) of the Code or
     (b) any amount that would not be deductible by the Parent or the Company under Section 162(m) of the Code; (ii) neither the Company nor any of its subsidiaries has been subject to any accumulated earning tax or personal holding company tax; (iii) neither the Company nor any of its subsidiaries is now or owns stock in a passive foreign investment company within the meaning of Section 1296 of the Code; (iv) neither the Company nor any of its subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for United States federal or state income tax purposes could be affected by the transactions contemplated hereunder; (v) neither the Company nor any of its subsidiaries has entered into any deferred intercompany transaction within the meaning of Section 1.1502-13(a)(2) of the United States

     Treasury Regulations promulgated under the Code as to which material items of deferred gain or loss have not been restored; and (vi) no material excess loss account within the meaning of Section 1.1502-32 and -19 of the United States Treasury Regulations promulgated under the Code exists with respect to the stock of any of the Company's subsidiaries; (vi) neither the Company nor any of its Subsidiaries has filed a consent under Section 341(f) concerning collapsible corporations; (vii) neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code; (viii) neither the Company nor any of its subsidiaries has any liability for the Taxes of another person (other than any of the Company and its subsidiaries) under Section 1.1502-6 of the United States Treasury Regulations promulgated under the Code (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (d) No power of attorney has been granted by the Company or any of its subsidiaries with respect to any matter relating to Taxes which is currently in force.

          (e) Neither the Company nor any of its subsidiaries is a party to any agreement or arrangement (written or oral) providing for the allocation or sharing of Taxes.

          (f) The Company and each of its subsidiaries have withheld from each payment made to any of their respective past or present employees, officers or directors the amount of all Taxes and other deductions required to be withheld therefrom and paid the same to the proper tax or other receiving officers within the time required by law, except to the extent that any failure to do so would not have a Material Adverse Effect.

          (g) The Company has remitted to the appropriate Tax authority when required by law to do so all amounts collected by it on account of all retail sales Tax, except to the extent that any failure to do so would not have a Material Adverse Effect.

          (h) There has been no material debt to a third party of the Company or any of its subsidiaries which has been forgiven and which has given rise to (or is expected to give rise to) "cancellation of indebtedness income" under the provisions of the Code.

     SECTION 2.17. ENVIRONMENTAL MATTERS. Except in all cases, in the aggregate, as have not had and could not reasonably be expected to have a Material Adverse Effect, to the Company's knowledge, the Company and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorizations which are required under federal, state, provincial or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirement, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Company's or any of its subsidiary's (or any of their respective agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

     SECTION 2.18. BROKERS. No broker, finder or investment banker (other than Montgomery Securities is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Montgomery Securities pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

     SECTION 2.19. FULL DISCLOSURE. No statement contained in any certificate or schedule furnished or to be furnished by the Company or its subsidiaries to Parent or Merger Sub in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made and based upon the facts and circumstances existing at the time it was made, to make the statements herein or therein not misleading.

     SECTION 2.20. INTELLECTUAL PROPERTY.

          (a) The Company owns, or is licensed or otherwise possesses legally sufficient rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Company as currently conducted, except where the failure to own or to license or possess such rights would not have a Material Adverse Effect. Section 2.20(a) of the Company Disclosure Schedule lists all current patents, registered and material unregistered trademarks and service marks, registered and material unregistered copyrights, trade names and any applications therefor owned by the Company (the "Company Intellectual Property Rights"), and specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all material software products marketed by the Company on a standalone (independent of hardware) basis and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered.
     Section 2.20(a) of the Company Disclosure Schedule includes and specifically identifies all material third-party patents, trademarks or copyrights (including software) (the "Third Party Intellectual Property Rights"), to the knowledge of the Company, which are incorporated in, are, or form a part of, any Company product. Section 2.20(a) of the Company Disclosure Schedule lists (i) except for object code license agreements for the Company's products executed in the ordinary course of business and in accordance with the Company's past practices, all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property Right, or any trade secret material to the Company; and (ii) except for all software programs available on a general commercial basis, all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any Third-Party Intellectual Property Rights or other trade secret of a third party, in or as any Company product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

          (b) Except as set forth in Section 2.20(b) of the Company Disclosure Schedule, the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described in Section 2.20(a) of the Company Disclosure Schedule, which violation would have a Material Adverse Effect. No claims with respect to the Company Intellectual Property Rights, any trade secret material to the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company, are currently pending or, to the knowledge of the Company, are threatened by any person; nor does the Company know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as so used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret of any other person; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use of the Third Party Intellectual Rights. To the Company's knowledge, all patents, registered trademarks, registered maskworks and registered copyrights held by the Company are valid and subsisting. Except as set forth in Section 2.20(b) of the Company Disclosure Schedule, to the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its subsidiaries, which use, infringement or misappropriation would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof, (ii) has been informed or notified by any third party in writing that the Company may be engaged in such infringement or (iii) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another, which infringement would have a Material Adverse Effect.

          (c) Each employee of the Company with access to confidential information concerning the Company has executed a confidentiality and invention agreement in the forms previously delivered to Parent.

     SECTION 2.21. INTERESTED PARTY TRANSACTIONS.  Except as set forth in
Section 2.21 of the Company Disclosure Schedule or in the Company SEC Reports since December 9, 1994, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     SECTION 2.22. INSURANCE. Section 2.22 of the Company Disclosure Schedule lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its subsidiaries. There is no material claim by the Company or any of its subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company and its subsidiaries are otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage in all material respects). The Company does not know of any threatened termination of, or material premium increase with respect to, any of such policies.

     SECTION 2.23. OPTION PLANS. Except as set forth in Section 2.23 of the Company Disclosure Schedule, the Board of Directors of the Company has taken all necessary action (or refrained from taking action, where appropriate) under the Company Stock Option Plans (as defined in Section 5.05) so that no Stock Options (or any portion thereof) will be accelerated or entitled to receive cash or other property as a result of the consummation of the transactions contemplated hereby, but instead shall be assumed as provided in Section 1.06(c) hereof.

     SECTION 2.24. VOTE REQUIRED. The affirmative vote of the holders of at least a majority of the outstanding shares of the Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

     SECTION 2.25. POOLING MATTERS. To the Company's knowledge and based upon consultation with its independent accountants, neither the Company nor any of its affiliates has taken or agreed to take any action that would affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. The Company has received from Price Waterhouse LLP a written opinion addressed to it and Parent to the effect that the Merger qualifies for a pooling of interests accounting treatment if consummated in accordance with this Agreement.

     SECTION 2.26. OPINION OF FINANCIAL ADVISOR. The Company has been advised by its financial advisor, Montgomery Securities, that in its opinion, as of the date hereof, the terms of the Merger are fair to the stockholders of the Company from a financial point of view, and the Company has delivered a written copy of such opinion to Parent.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the written disclosure schedule previously delivered by Parent to the Company (the "Parent Disclosure Schedule"):

     SECTION 3.01. ORGANIZATION AND QUALIFICATION. Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Material Adverse Effect. Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect.

     SECTION 3.02. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Board of Directors of Parent has determined that it is advisable and in the best interest of Parent's stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub.

     SECTION 3.03. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, (i) conflict with or violate the Articles of Organization or By-Laws of Parent or the Certificate of Incorporation or By-Laws of Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of it subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in any such case for any such breaches, defaults or other occurrences that would not have a Material Adverse Effect.

          (b) The execution and delivery of this Agreement by Parent and Merger Sub will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the NYSE, the Blue Sky Laws and the pre-merger notification requirements of the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and would not have a Material Adverse Effect.

     SECTION 3.04. ARTICLES OF ORGANIZATION AND BY-LAWS. Parent has heretofore furnished to the Company a complete and correct copy of its Articles of Organization and the By-Laws, as amended to date. Such Articles of Organization and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

     SECTION 3.05. CAPITALIZATION. As of June 30, 1995, the authorized capital stock of Parent consisted of 75,000,000 Parent Common Shares of which:
37,610,648 shares were issued and outstanding, 1,575,008 shares were held in treasury, 5,677,973 shares were reserved for issuance pursuant to outstanding options under Parent's stock option plans, and 560,640 shares were reserved for future issuance under Parent's employee purchase plan. No material change in such capitalization has occurred between June 30, 1995 and the date hereof except that (A) on July 24, 1995, Parent declared a two-for-one stock split in the form of a stock dividend on its issued and outstanding Parent Common Shares payable to holders of record on August 8, 1995 and (B) on July 17, 1995, Parent amended its Articles of Organization to increase its authorized capital stock from 75,000,000 Parent Common Shares to 125,000,000 Parent Common Shares. Except as set forth in this Section 3.05, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, 100 shares of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly existing and are fully paid and nonassessable. Parent owns all of the capital stock of Merger Sub. The Parent is party to a Rights Agreement (the "Rights Agreement") dated as of March 14, 1990, a copy of which has been provided to the Company. Parent represents and warrants that since March 14, 1990 there has not occurred an event which has caused the rights issuable under the Rights Agreement to separate from the Parent Common Shares.

     SECTION 3.06. COMPLIANCE, PERMITS. (a) Neither Parent nor any of its subsidiaries is in conflict with, in default with respect to or in violation of
(i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries is or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not have a Material Adverse Effect.

          (b) Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply would not have a Material Adverse Effect.

     SECTION 3.07. SEC FILINGS, FINANCIAL STATEMENTS. (a) Parent has filed all forms, reports and documents required to be filed with the SEC since December 31, 1992, and has heretofore delivered to the Company, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1993 and 1994 and its quarterly report on Form 10-Q for the fiscal quarters ended March 31, 1995 and June 30, 1995 (ii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since December 31, 1994, (iii) all other reports or registration statements (other than Reports on Form 3, 4 or 5 filed on behalf of affiliates of the Parent) filed by Parent with the SEC since December 31, 1994 and (iv) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

          (d) The Parent has provided to the Company copies of (x) all of its material contracts and (y) all agreements which, as of the date hereof, are required to be filed with the SEC pursuant to the requirements of the Exchange Act and the SEC's rules thereunder as "material contracts" of the Parent and its subsidiaries.

     SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 3.08 of the Parent Disclosure Schedule, since December 31, 1994, Parent has conducted its business in the ordinary course and there has not occurred:
(i) any Material Adverse Effect; (ii) any amendments or changes in the Articles of Organization or By-Laws of Parent; (iii) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that could have a Material Adverse Effect; (iv) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (v) except as disclosed in Section 3.08 of the Parent Disclosure Schedule, any other action or event that would have required the consent of the Company pursuant to Section 4.03 had such action or event occurred after the date of this Agreement.

     SECTION 3.09. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries, any acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted or as proposed to be conducted by Parent.

     SECTION 3.10. TITLE TO PROPERTY. Parent and each of its subsidiaries have good, marketable and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not have a Material Adverse Effect; and, to Parent's knowledge, all leases pursuant to which Parent or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a material default and in respect of which Parent or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect.

     SECTION 3.11. FULL DISCLOSURE. No statement contained in any certificate or schedule furnished or to be furnished by Parent or Merger Sub to the Company in, or pursuant to the provisions of, this Agreement contains or will contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made and based upon the facts and circumstances existing at the time it was made, to make the statements herein or therein not misleading.

     SECTION 3.12. NO UNDISCLOSED LIABILITIES.

          (a) Except as is disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities (i) adequately provided for in Parent's balance sheet (including any related notes thereto) as of December 31, 1994 included in the Parent SEC Reports (the "December 31 Balance Sheet"), (ii) incurred in the ordinary course of business and not required under GAAP to be reflected on the December 31 Balance Sheet, or (iii) incurred since December 31, 1994 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

          (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     SECTION 3.13. ABSENCE OF LITIGATION. Except as set forth in Section 3.13 of the Parent Disclosure Schedule or as reflected in the Parent SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that could have a Material Adverse Effect.

     SECTION 3.14. INSURANCE. Parent and its subsidiaries maintain fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance that Parent believes to be reasonably prudent for its business.

     SECTION 3.15. REGISTRATION STATEMENT; PROXY STATEMENT; PROSPECTUS. Subject to the accuracy of the representations of the Company in Section 2.13, the Registration Statement pursuant to which the Parent Common Shares to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. Subject to the accuracy of the representations of the Company in
Section 2.13, the information supplied by Parent for inclusion in the Proxy Statement/Prospectus will not, on the date the Proxy Statement/Prospectus is first mailed to stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading. The Registration Statement will comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/ Prospectus, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied, by the Company which is contained in, or furnished in connection with the preparation of, any of the foregoing.

     SECTION 3.16. TAXES. Parent and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any of its subsidiaries is or has been a member, have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them or any of them, and have paid and discharged all Taxes shown therein to be due and there are no other Taxes that would be due if asserted by a taxing authority, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) or with respect to which Parent is maintaining reserves in accordance with GAAP in its financial statements to the extent currently required in all material respects adequate for their payment, except, in each instance, to the extent the failure to do so would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of Parent's knowledge, threatening to assert against Parent or any of its subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which Parent is maintaining reserves in accordance with GAAP in its financial statements which are in all material respects adequate for their payment, except, in each instance, to the extent that the failure to do so would not have a Material Adverse Effect. No Tax Return of either Parent or any of its subsidiaries is currently being audited by any taxing authority except as would not have a Material Adverse Effect. No material tax claim has become a lien on any assets of Parent or any subsidiary thereof and neither Parent nor any of its subsidiaries has, except as would not have a Material Adverse Effect, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

     SECTION 3.17. BROKERS. No broker, finder or investment banker (other than S.G. Warburg & Co. Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

     SECTION 3.18. OPINION OF FINANCIAL ADVISOR. Parent has been advised by its financial advisor, S.G. Warburg & Co. Inc., that in its opinion, as of the date hereof, the Exchange Ratio is fair from a financial point of view to Parent, and Parent has delivered a copy of such opinion to the Company.

     SECTION 3.19. POOLING MATTERS. Neither Parent nor any of its affiliates, to its knowledge and based upon consultation with its independent accountants, is aware of any fact or has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by the Company or any of its affiliates) would affect the ability of Parent to account for the business combination to be effected by the Mergers as a pooling of interests. Parent has received from Coopers & Lybrand LLP an opinion addressed to it and the Company to the effect that the Merger qualifies for a pooling of interests accounting treatment consummated in accordance with this agreement.

     SECTION 3.20. NO STOCKHOLDER VOTE. No vote of the stockholders of Parent is necessary to approve the Merger or the issuance of Parent Common Shares therein.

     SECTION 3.21. EMPLOYEE BENEFIT PLANS, EMPLOYMENT AGREEMENTS.

          (a) Each employee benefit plan (as defined in Section 3(d) of ERISA), regardless of whether ERISA is applicable thereto, all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or termination pay, medical or life insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plans, agreements or arrangements and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Parent, any trade or business (whether or not incorporated) which is a member of a controlled group including the Parent or which is under common control with the Parent (a "Parent ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of the Parent, to which the Parent, a Parent ERISA Affiliate, or any subsidiary is a party, with respect to which the Parent, a Parent ERISA Affiliate, or any subsidiary has or could have any obligation, as well as each plan with respect to which the Parent or a Parent ERISA Affiliate could incur liability if such plan has been or were terminated (together, the "Parent Employee Plans") that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority, has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause the appropriate governmental agency or authority to revoke, such qualification, registration or approval.

          (b) All contributions (including premiums) required by law or contract to have been made or approved by the Parent under or with respect to the Parent Employee Plans have been paid or accrued by the Parent.

          (c) There are no pending or, to the knowledge of the Parent, threatened material investigations, litigation or other enforcement actions against the Parent with respect to any of the Parent Employee Plans.

          (d) There are no material actions, suits or claims pending or, to the knowledge of the Parent, threatened by former or present employees of the Parent (or their beneficiaries) with respect to the Parent Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

          (e) To the Parent's knowledge, no condition or event has occurred with respect to the Parent Employee Plans which has or could reasonably be expected to result in a Material Adverse Effect to the Parent.

     SECTION 3.22. LABOR MATTERS. There are no controversies pending or, to the knowledge of the Parent or any of its subsidiaries, threatened, between the Parent or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect; neither the Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Parent or its subsidiaries nor does the Parent or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and neither the Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Parent or any of its subsidiaries.

     SECTION 3.23. ENVIRONMENTAL MATTERS. Except in all cases, in the aggregate, as have not had and could not reasonably be expected to have a Material Adverse Effect, to the Parent's knowledge the Parent and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorizations which are required under federal, state, provincial or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Parent or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirement, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Parent's or any of its subsidiary's (or any of their respective agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Parent or its subsidiaries (or any of their respective agents) thereunder.

     SECTION 3.24. INTELLECTUAL PROPERTY.

          (a) The Parent owns, or is licensed or otherwise possesses legally sufficient rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Parent as currently conducted (the "Parent Intellectual Property Rights"), except where the failure to own or to license or posses such rights would not have a Material Adverse Affect. No claims with respect to the Parent Intellectual Property Rights, any trade secret material to the Parent, or third party patents, trademarks, or copyrights (including software) (the "Parent Third Party Intellectual Property Rights") to the extent arising out of any use, reproduction or distribution of such Parent Third Party Intellectual Property Rights by or through the Parent, are currently pending or, to the knowledge of the Parent, are threatened by any person which claims would, if resolved adversely to Parent, have a Material Adverse Affect, nor does the Parent know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as so used, sold or licensed or proposed for use, sale or license by the Parent infringes on any copyright, patent, trademark, service mark or trade secret of any other person; (ii) against the use by the Parent of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Parent's business as currently conducted by the Parent; (iii) challenging the ownership, validity or effectiveness of any of the Parent Intellectual Property Rights or other trade secret material to the Parent; or (iv) challenging the Parent's license or legally enforceable right to use of the Parent Third Party Intellectual Rights. To the Parent's knowledge, all patents, registered trademarks, registered maskworks and registered copyrights held by the Parent are valid and subsisting. Neither the Parent nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof, (ii) has been informed or notified by any third party in writing that the Parent may be engaged in such infringement or (iii) has knowledge of any infringement liability with respect to, or infringement by, the Parent or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another, which infringement would have a Material Adverse Effect.

          (b) Each employee of the Parent with access to confidential information concerning the Parent has executed a confidentiality and invention agreement in the forms previously delivered to the Company.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 4.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE
MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company covenants and agrees that, unless Parent shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries, to prevent the loss, cancellation, abandonment, forfeiture or expiration of any Company Intellectual Property, and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as expressly contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change the Company's Certificate of Incorporation or By-Laws;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company, any of its subsidiaries or affiliates (except for the issuance of shares of the Company Common Stock issuable pursuant to stock options under the Company Stock Option Plans (as defined in Section 5.05) or pursuant to rights to purchase such shares under the Company Stock Purchase Plan (as defined in Section 5.06), which options or rights, as the case may be, are outstanding on the date hereof); provided, however, that the Company may grant stock options under the Company Stock Option Plans to employees hired subsequent to August 26, 1995 so long as (i) such options vest ratably over a period of not less than four years and (ii) no person hired to serve as an officer of the Company shall receive option grants for more than 40,000 shares of Company Common Stock and no other person shall receive option grants in excess of the Company's standard policies and practices in effect at the date of this Agreement, copies of which have been provided to Parent; and provided, further, that the Company may continue to offer rights to purchase Company Common Stock pursuant to the Company Stock Purchase Plan as in effect on the date of this Agreement;

          (c) sell, pledge, dispose of or encumber any material assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets);

          (d) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Employee Plans (including the Company Stock Option Plans or authorize cash payments in exchange for any options granted under any of such plans;

          (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent,
     (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

          (f) sell, transfer, license, sublicense or otherwise dispose of any material Company Intellectual Property, or amend or modify any existing agreements with respect to any material Company Intellectual Property or Third Party Intellectual Property Rights, other than nonexclusive object and source code licenses in the ordinary course of business consistent with past practice;

          (g) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of the Company's subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in each case in the ordinary course of business consistent with past practice, except that the Company may incur short-term indebtedness for borrowed money not to exceed in the aggregate $10,000,000 on terms that do not include the payment of any prepayment penalty or premium; (iii) enter into or amend any material contract or agreement other than in the ordinary course of business; (iv) authorize any capital expenditures or purchase of fixed assets other than in the ordinary course of business consistent with the Company's present business plan or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(g);

          (h) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries who are not officers of the Company in accordance with past practices, and except for any such increases in salary of officers of the Company approved by the Board of Directors prior to the date of this Agreement and payment of bonuses to Company officers with respect to the fiscal year ended August 26, 1995 in accordance with the Company's incentive bonus plan previously approved by the Board of Directors; or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis) or other employee of the Company or any of its subsidiaries; or establish, adopt, enter into or amend any Employee Plan;

          (i) take any action, other than as required by GAAP, to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of software development costs, payments of accounts payable and collection of accounts receivable);

          (j) make any material Tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations for any assessment of any Tax, except to the extent the amount of any such settlement has been reserved for on the Company's most recent SEC Report;

          (k) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

          (l) except as may be required by law, take any action to terminate or amend any of its Employee Plans in any material respect other than in connection with the Merger;

          (m) take or allow to be taken or fail to take any act or omission within the control of the Company which would reasonably be expected to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes under GAAP; or

          (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (m) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or in any material respect incorrect or prevent the Company from performing in any material respect or cause the Company not to perform in any material respect its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

     SECTION 4.02. NO SOLICITATION. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage (including by way of furnishing information) the initiation or submission of any inquiries, proposals or offers regarding any acquisition, merger, take-over bid, sale of all or substantially all of its assets, sale of shares of capital stock (including without limitation by way of a tender offer) representing more than 15% of the voting securities of the Company or similar transactions involving the Company or any subsidiaries of the Company (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of the Company from referring any third party to this Section 4.02(a) or providing a copy of this Agreement to any third party. Nothing contained in this Section 4.02(a) or any other provision of this Agreement shall prevent the Board of Directors of the Company from considering, negotiating, approving and recommending to the stockholders of the Company an unsolicited bona fide written Acquisition Proposal which the Board of Directors of the Company determines in good faith (after consultation with its financial advisors and after consultation with outside counsel as to whether the Board of Directors is required to do so in order to discharge properly its fiduciary duties to stockholders under applicable law) would result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

          (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

          (c) If the Board of Directors of the Company receives a request for material nonpublic information by a party who makes, or who states in writing that it intends, subject to satisfactory review of such nonpublic information, to make, a bona fide Acquisition Proposal and the Board of Directors of the Company determines that such proposal, if consummated pursuant to its terms, would be a Superior Proposal, then, and only in such case, the Company may, subject to the execution of a confidentiality and standstill agreement substantially similar to that then in effect between the Company and Parent, provide such party with access to information regarding the Company.

          (d) Subject to the second sentence of Section 4.02(a), the Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

          (e) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section, and shall be responsible for any breach of this Section 4.02 by such bankers, advisors and representatives.

          (f) Nothing contained in this Section 4.02 shall prevent the Company from complying with Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     SECTION 4.03. CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, other than actions taken by Parent or its subsidiaries in contemplation of the Merger, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

          (a) amend or otherwise change Parent's Articles of Organization, or amend the terms of the Parent Common Shares;

          (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, which, in each case, would materially delay or prevent the consummation of the transactions contemplated by this Agreement;

          (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent;

          (d) sell, transfer, license, sublicense or otherwise dispose of any material assets;

          (e) take or allow to be taken or fail to take any act or omission within the control of Parent or Merger Sub which would reasonably be expected to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes under GAAP; or

          (f) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.03(a) through (e) above, or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect in any material respect or prevent Parent from performing in any material respect or cause Parent not to perform in any material respect its covenants hereunder or result in any of the conditions of the Merger not being satisfied.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01. PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement of the Company and the Registration Statement of Parent with respect to the Parent Common Shares to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC a combined proxy and registration statement on Form S-4 (or on such other form as shall be appropriate) relating to the approval of the Merger and the transactions contemplated hereby by the stockholders of the Company and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger, subject to the second sentence of Section 4.02.

     SECTION 5.02. STOCKHOLDERS MEETING. The Company shall in accordance with Delaware Law and the Company's Certificate of Incorporation and Bylaws call and hold the Company Stockholders Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger. Subject to the second sentence of
Section 4.02, the Company shall use its reasonable best efforts to hold the Company Stockholders Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Subject to the second sentence of
Section 4.02, the Company shall use its reasonable best efforts to solicit from its respective stockholders proxies in favor of the approval of the Merger, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to obtain such approvals.

     SECTION 5.03. ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, the Company and Parent shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either party may reasonably request. Each party shall keep such information confidential in accordance with the terms of the currently effective confidentiality agreement dated August 16, 1995 (the "Confidentiality Agreement") between Parent and the Company.

     SECTION 5.04. CONSENTS; APPROVALS. The Company and Parent shall each use their best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. The Company and Parent shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States, or foreign governmental body in connection with the transactions contemplated by this Agreement. If either party receives a request for additional information or documentary material from any governmental authority with respect to the transactions contemplated hereby, then such party shall take all reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The parties will cooperate in connection with reaching any understandings, undertakings or agreements (oral or written) involving the

Federal Trade Commission, the Department of Justice or any other governmental authority in connection with the transactions contemplated hereby.

     SECTION 5.05. STOCK OPTIONS.

          (a) At the Effective Time, the Company's obligations with respect to each outstanding option to purchase shares of Company Common Stock (each, a "Company Option") under the Company's 1990 Stock Option Plan and Director Stock Option Plan (the "Company Stock Option Plans"), whether vested or unvested, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plans and agreement pursuant to which such Company Option was issued as in effect immediately prior to the Effective Time, except that (i) such Company Option will be exercisable for that number of Parent Common Shares equal to the product of the number of shares of Company Common Stock that were purchasable under such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Shares (with any resulting fractional share paid in cash), and (ii) the per share exercise price for the shares of Parent Common Shares issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

          (b) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in the Code ("ISO's") to the extent the Company Options qualified as ISO's prior to the Effective Time.

          (c) After the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption by Parent.

          (d) Parent will file a registration statement on Form S-8 with the SEC covering the Company Options assumed by Parent under this Section 5.05 not later than the Effective Time.

     SECTION 5.06. COMPANY EMPLOYEE STOCK PURCHASE PLAN.

          (a) The Company shall take such actions as are necessary to establish a "new exercise date" (as such term is used in the Company's 1992 Employee Stock Purchase Plan (the "Company Stock Purchase Plan")) in accordance with the terms of the Company Stock Purchase Plan (the "New Exercise Date") for the then current offering period (as such term is used in the Company Stock Purchase Plan). The New Exercise Date shall be the last trading day on which the Parent Common Shares are traded on the Nasdaq National Market immediately prior to the Effective Time provided, that the New Exercise Date shall be conditioned upon the consummation of the Merger. On the New Exercise Date , the Company shall apply the funds credited as of such date under the Company Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company Stock Purchase Plan.

          (b) Employees of the Company as of the Effective Time shall be permitted to participate in Parent's Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with the Company).

     SECTION 5.07. AGREEMENTS OF AFFILIATES. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "Affiliate Letter") identifying all persons who are, or may deemed to be, at the time of the Company Stockholders' Meetings, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (an "Affiliate Agreement") in substantially the form of Exhibit A hereto. Parent shall use its best efforts to cause each person who is an affiliate of Parent for purposes of Rule 145 under the Securities Act to deliver to Parent, prior to the Effective Time, an Affiliate Agreement.

     SECTION 5.08. INDEMNIFICATION AND INSURANCE.

          (a) The Certificate of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder existing at the Effective Time of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

          (b) After the Effective Time, the Surviving Corporation and Parent shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's and Parent's, as the case may be, Certificate of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation and Parent, (ii) after the Effective Time, the Surviving Corporation and Parent shall pay the reasonable fees and expenses of such counsel in a timely manner after statements therefor are received, and
     (iii) the Surviving Corporation and Parent will cooperate in the defense of any such matter; provided, however, that neither the Surviving Corporation nor Parent shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (c) From and after the Effective Time, Parent and the Surviving Corporation shall honor all of the indemnity agreements entered into prior to the date hereof by Company with its respective officers and directors, whether or not such persons continue in their positions with Parent or the Surviving Corporation following the Effective Time.

          (d) From and after the Effective Time until at least six years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to use its best efforts to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) of at least the same coverage and amounts, containing terms that are no less advantageous with respect to claims arising at or before the Effective Time than the Company's policies in effect immediately prior to the Effective Time provided, however, that in no event shall Parent or the Surviving Corporation, be required to expend in excess of 150% of the annual premium currently paid by Company for such coverage in which event the Parent shall purchase such coverage as is available for such 150% of such annual premium.

     SECTION 5.09. EMPLOYEE BENEFIT PLANS. (a) Parent intends to include Company employees in Parent's welfare plans (within the meaning of Section 3(1) of ERISA) and fringe benefit plans on the same basis and terms as Parent employees not later than two years following the Effective Time and, in any event, with respect to particular welfare plans of Parent, upon the termination of the equivalent Company welfare plans; and until such time of inclusion, Parent intends to cause the Surviving Corporation to maintain in effect, on terms not materially less favorable to employees of the Company as were in effect at the Effective Time, all Employee Plans of the Company. In addition, Parent intends that Company employees be eligible to participate in Parent's stock option and stock purchase plans on the same basis and terms as Parent employees from and after the Effective Time. Notwithstanding the foregoing, Parent may at any time terminate or modify the terms of any such Employee Plans if the cost of maintaining any such Employee Plan has increased by a material amount or if, in the good faith judgment of Parent, continuing to maintain any such Employee Plan conflicts in any material respect with Parent's overall compensation policies then in effect.

          (b) Parent shall cause each of the persons listed on Section 1.05 of the Company Disclosure Schedule to be elected and remain in office as directors of the Surviving Corporation until such time as all of such person's Company Options outstanding at the Effective Time have vested in full in accordance with their respective terms.

     SECTION 5.10. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) any event known to the Company the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided, further, that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.02(a) and 6.03(a) unless the failure to give such notice is willful by the party required to give notice and results in material prejudice to the other party.

     SECTION 5.11. FURTHER ACTION/TAX TREATMENT. Upon the terms and subject to the conditions hereof, each of the parties hereto in good faith shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Each of Parent, Merger Sub and the Company shall use its best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368 of the Code.

     SECTION 5.12. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law, the National Association of Securities Dealers or the NYSE if it has used all reasonable efforts to consult with the other party.

     SECTION 5.13. LISTING OF PARENT COMMON SHARES. Parent shall cause the shares of Parent Common Shares to be issued in the Merger to be approved for listing on the NYSE (or the principal exchange on which Parent's Common Shares are then trading) on or before the Effective Time.

     SECTION 5.14. CONVEYANCE TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

     SECTION 5.15. ACCOUNTANTS' LETTERS. Each party, upon reasonable notice from the other party, shall use its best efforts to cause its independent public accountants (Price Waterhouse LLP in the case of the Company, and Coopers & Lybrand LLP in the case of Parent) to deliver to the other party a letter covering such matters as are customarily addressed in accountant's "comfort" letters in transactions similar to those contemplated by this Agreement.

     SECTION 5.16. EMPLOYMENT AGREEMENTS. Prior to the Effective Time, Parent shall offer to each of the persons listed on Exhibit B hereto a form of employment agreement substantially upon the terms and conditions specified on Exhibit B hereto.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     SECTION 6.01. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC;

          (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company;

          (c) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

          (e) Tax Opinions. Parent and the Company shall have received substantially identical written opinions of Testa, Hurwitz & Thibeault and Wilson, Sonsini, Goodrich & Rosati respectively, in form and substance reasonably satisfactory to them to the effect that the Mergers will constitute a reorganization within the meaning of Section 368 of the Code; and

          (f) Accountants' Pooling Letters. The Company and Parent shall have received a letter from each of Price Waterhouse LLP and Coopers & Lybrand LLP confirming their respective opinions dated at the Effective Time, to the effect that the Merger qualifies for a pooling of interests accounting treatment if consummated in accordance with this Agreement.

     SECTION 6.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (together with the Company Disclosure Schedule) shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) where the failure to be true and correct would not have a Material Adverse Effect on the Company; and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

          (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company;

          (d) Governmental Actions. There shall not have been instituted or threatened any action or proceeding (or any investigation or other inquiry that could reasonably be expected to result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a portion of the business or assets of Parent or any of its subsidiaries, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement if any of the foregoing shall have a Material Adverse Effect on Parent;

          (e) Affiliate Agreements. Parent shall have received from each person who is identified in the Affiliate Letter as an "affiliate" of the Company an Affiliate Agreement, and each such Affiliate Agreement shall be in full force and effect; and

          (f) Opinion of Counsel. Parent shall have received an opinion of Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, as to matters that are customary for transactions of this type.

     SECTION 6.03. ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement (together with the Parent Disclosure Schedule) shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) failures to be true and correct that would not have a Material Adverse Effect on Parent and Merger Sub, and the Company shall have received a certificate to such effect signed by the President and Chief Financial Officer of Parent;

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Chief Financial Officer of Parent;

          (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub; and

          (d) Opinion of Counsel. The Company shall have received an opinion of Testa, Hurwitz & Thibeault, counsel to the Parent and the Merger Sub, as to matters that are customary for transactions of this type.

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

          (b) by either Parent or the Company if the Merger shall not have been consummated by January 31, 1996 (provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

          (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

          (d) by Parent or the Company, if, at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company shall not have been obtained; or

          (e) by Parent, if (i) the Board of Directors of the Company shall withdraw, modify or change its recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so; or
     (ii) the Board of Directors of the Company shall have taken a "neutral" position with respect to (or shall have failed to reject as inadequate or failed to have reaffirmed its recommendation of this Agreement and the Merger within 10 business days after the public announcement or commencement of an Alternative Transaction (as defined in Section 7.03(c)); or

          (f) by Parent or the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or Parent and Merger Sub, respectively, set forth in this Agreement or if any representation or warranty of the Company or Parent and Merger Sub, respectively, shall have become untrue, in either case, such that the conditions set forth in Section 6.02(a) or 6.02(b), or Section 6.03(a) or 6.03(b), would not be satisfied (a "Terminating Breach"), provided that, if such Terminating Breach is curable prior to the expiration of 30 days from its occurrence (but in no event later than January 31, 1996) by Parent or the Company, as the case may be, through the exercise of its reasonable best efforts and for so long as Parent or the Company, as the case may be, continues to exercise such reasonable best efforts, neither the Company nor Parent, respectively, may terminate this Agreement under this Section 7.01(f) unless such 30-day period expires without such Terminating Breach having been cured; or

          (g) by the Company or Parent, if the Board of Directors of the Company shall have resolved to accept, or accepted, a Superior Proposal.

     SECTION 7.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in
Section 7.03 and Section 7.04 and Section 8.01 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

     SECTION 7.03. FEES AND EXPENSES PAYABLE BY COMPANY.

          (a) Except as set forth in this Section 7.03, all fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company, whether or not the Merger is consummated.

          (b) The Company shall pay Parent a fee of $9,000,000, plus actual, documented and reasonable out-of-pocket expenses of Parent relative to the transactions contemplated by this Agreement (including but not limited to, fees and expenses of Parent's counsel, accountants and financial advisors) in an aggregate amount not to exceed $1.0 million upon the earliest to occur of the following events:

             (i) the termination of this Agreement by Parent pursuant to Section 7.01(e) or 7.01(f); or

             (ii) the termination of this Agreement by Parent or the Company pursuant to Section 7.01(g); or

             (iii) the termination of this Agreement by the Company or Parent pursuant to Section 7.01(d) as a result of the failure to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company Stockholders Meeting if at the time of the Company Stockholders Meeting there shall exist an Alternative Transaction; provided, however, that the Company shall not be obligated to pay a fee pursuant to this Section 7.03(b)(iii) unless such Alternative Transaction is consummated not later than nine months following the Company Stockholders Meeting.

          (c) As used herein, "Alternative Transaction" means (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "Third Party") acquires (or publicly proposes to acquire) more than 30 percent of the outstanding Shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires (or publicly proposes to acquire) more than 30 percent of the outstanding equity securities of the Company or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires (or publicly proposes to acquire) control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company and its subsidiaries having a fair market value equal to more than 30 percent of the fair market value (as determined by the Board of Directors in good faith) of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction (or proposal).

          (d) The fee payable pursuant to Section 7.03(b) shall be paid within ten days following consummation of an Alternative Transaction in the case of 7.03(b)(iii) and with respect to the first to occur of the events described in Section 7.03(b)(i) and (b)(ii) following written notice from Parent to the Company (A) with respect to 20% of the fee, within ten business days and (B) with respect to the balance of the fee (including all expenses owing to Parent pursuant to this Section 7.03), within thirty business days.

     SECTION 7.04. FEES AND EXPENSES PAYABLE BY PARENT.

          (a) Except as set forth in this Section 7.04, all fees and expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent, whether or not the Merger is consummated.

          (b) Parent shall pay the Company a fee of $9,000,000, plus actual, documented and reasonable out-of-pocket expenses of the Company relative to the transactions contemplated by this Agreement (including but not limited to, fees and expenses of the Company's counsel, accountants and financial advisors) in an aggregate amount not to exceed $1.0 million upon the termination of this Agreement by the Company pursuant to Section 7.01(f).

          (c) Parent shall reimburse the Company for up to $1,000,000 of its actual, documented and reasonable out-of-pocket expenses (the "Reimbursable Expenses") incurred by the Company (including but not limited to, fees and expenses of the Company's counsel, accountants and financial advisors) in connection with matters relating to the Company's filings under the HSR Act if either party terminates this Agreement pursuant to Section 7.01(b) or
     (c) because the conditions specified in Section 6.01(c), 6.01(d) or 6.02(d) (in each case as a result of an order, decree or ruling arising in connection with matters relating specifically to the HSR Act) have not been satisfied; provided however, that Parent shall reimburse the Company for up to an additional $2.0 million of Reimbursable Expenses if such Reimbursable Expenses were reviewed by Parent in advance of their being incurred.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.01. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. Any disclosure made with reference to one or more sections of the Company

Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided such relevance is reasonably apparent. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Sections 5.05, 5.06, 5.08 and 5.09 shall survive the Effective Time indefinitely and those set forth in Sections 5.03 and 7.03 shall survive termination indefinitely. The Confidentiality Agreement shall survive termination of this Agreement as provided therein.

     SECTION 8.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, three days after being sent by registered or certified mail (postage prepaid, return receipt requested), one day after dispatch by recognized overnight courier (provided delivery is confirmed by the carrier) and upon transmission by telecopy, confirmed received, to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address):

          (a) If to Parent or Merger Sub:

              TERADYNE, INC.
              321 Harrison Avenue
              Boston, MA 02118
              Attn: Owen W. Robbins
                    Executive Vice President
                    Tel: (617) 422-2233
                    Fax: (617) 422-2910

              With a copy to:

              Testa, Hurwitz & Thibeault
              High Street Tower
              125 High Street
              Boston, MA 02110
              Attn: William B. Asher, Jr., Esq.
                    Tel: (617) 248-7518
                    Fax: (617) 248-7100

          (b) If to the Company:

              MEGATEST CORPORATION
              1321 Ridder Park Drive
              San Jose, CA 95131
              Attn: Jack Halter
                    Chairman and CEO
                    Tel: (408) 441-3185
                    Fax: (408) 451-3202

              With a copy to:

              Wilson Sonsini Goodrich & Rosati
              650 Page Mill Road
              Palo Alto, CA 94304
              Attn: Harry Plant, Esq.
                    Tel: (415) 493-9300
                    Fax: (415) 493-6811

     SECTION 8.03. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

          (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more;

          (b) "business day" means any day other than a day on which banks in Boston, Massachusetts, or San Francisco, California, are required or authorized to be closed;

          (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (d) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 8.04. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.05. WAIVER. At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.06. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.07. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 8.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 8.09. ASSIGNMENT, MERGER SUB. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Merger Sub and the Surviving Corporation of all of their respective obligations hereunder.

     SECTION 8.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.08 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

     SECTION 8.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 8.12. GOVERNING LAW. This agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

     SECTION 8.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          TERADYNE, INC.

                                          By: /s/  ALEXANDER V. d.'ARBELOFF
                                              ---------------------------------
                                              Name: Alexander V. d'Arbeloff
                                              Title: President

                                          M MERGER CORP.

                                          By: /s/  OWEN W. ROBBINS
                                              ---------------------------------
                                              Name: Owen W. Robbins
                                              Title: Vice President

                                          MEGATEST CORPORATION

                                          By: /s/  JOHN E. HALTER
                                              ---------------------------------
                                              Name: John E. Halter
                                              Title: President and Chief
                                                     Executive Officer

                                                                       EXHIBIT A

                          FORM OF AFFILIATE AGREEMENT

                                                                          , 1995

TERADYNE, INC.
321 Harrison Avenue
Boston, MA 02118

Ladies and Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger dated as of September 5, 1995 (the "Agreement"), among TERADYNE, INC., a Massachusetts corporation ("Parent"), M Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and MEGATEST CORPORATION, a Delaware corporation (the "Company"), Parent will acquire the Company through the merger of Merger Sub with and into the Company (the "Merger"). Subject to the terms and conditions of the Agreement, at the Effective Time (as defined in the Agreement), outstanding shares of the common stock, $.001 value per share, of the Company (the "Company Common Stock") will be converted into the right to receive shares of the common stock, $.125 par value per share, of Parent (the "Parent Common Stock"), on the basis described in the Agreement.

     The undersigned has been advised that as of the date hereof it may be deemed to be an "affiliate" of the Company, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76 of the Commission.

     The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, stockholders of Parent, the Company, other shareholders of the Company and their respective counsel and accountants.

     The undersigned represents and warrants to and agrees with Parent that:

      1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder;

      2. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent the undersigned felt necessary, with its counsel or counsel for the Company.

      3. The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

      4. The undersigned has been advised that the issuance of shares of Parent Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the shareholders of the Company the undersigned may be deemed to have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock has not been registered, and is not exempt, under the Act, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

      5. Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make

\
compliance with an exemption from such registration available, provided, however, that Parent shall use best efforts to file on a timely basis with the SEC all reports required to be filed by it pursuant to Section 13 or 15(d) of the Exchange Act.

      6. Stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock and Parent may cause there to be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE
         TERMS OF AN AGREEMENT DATED [                 ] 1995 BETWEEN
         THE REGISTERED HOLDER HEREOF AND [PARENT], A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PARENT".

      7. Unless the transfer by the undersigned of its Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued any transferee of the undersigned:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

      8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

      9. The undersigned is the beneficial owner of (i.e. has sole or shared voting or investment power with respect to) all the shares of Company Common Stock and options to purchase Company Common Stock indicated on the last page hereof (the "Company Securities"). Except for the Company Securities, the undersigned does not beneficially own any shares of Company Common Stock or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

     10. Notwithstanding any other provision hereof to the contrary, the undersigned has not at any time since August 21, 1995 or in contemplation of the Merger engaged, and will not, after the Effective Time (as defined in the Agreement) and until such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly or annual earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, engage, in any sale, exchange, transfer, pledge, disposition of or grant of any option, the establishment of any "short" or put-equivalent position with respect to or the entry into any similar transaction intended to reduce the risk of the undersigned's risk of ownership of or investment in, any of the following:

          (a) any shares of Parent Common Stock which the undersigned may acquire in connection with the Merger, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities;

          (b) any Company Securities; or

          (c) any shares of Company Common Stock or other Company equity securities which the undersigned purchases or otherwise acquires after the execution of this Affiliate Agreement.

     11. As promptly as practicable following the Merger, Parent shall publish results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly or annual earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations; provided, however, that Parent shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Parent.

     12. The undersigned has no present plan or intention to engage in a sale, exchange, transfer, distribution, (including a distribution by a partnership to its partners or by a corporation to its stockholders), redemption or reduction in any way of the undersigned's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of any of the shares of Parent Common Stock to be received by the undersigned in the Merger. The undersigned is not aware of, or participating in, any plan on the part of the stockholders of the Company to engage in a Sale or Sales of the Parent Common Stock to be received in the Merger such that the aggregate fair market value, as of the Effective Date of the Merger, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all shares of outstanding Company Common Stock immediately prior to the Merger. Except to the extent written notification to the contrary is received by Parent from the undersigned prior to the Merger, the representations and warranties contained herein shall be true and correct at all times from the date hereof through the date on which the Merger occurs.

     13. The undersigned intends to vote all Company Common Stock held by him in favor of the Merger.

                 [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

     14. The undersigned will not exercise dissenters' rights in connection with the Merger.

                    NUMBER OF SHARES OF COMPANY COMMON STOCK
                     BENEFICIALLY OWNED BY THE UNDERSIGNED:

                            ------------------------

                    NUMBER OF SHARES OF COMPANY COMMON STOCK
                               SUBJECT TO OPTIONS
                     BENEFICIALLY OWNED BY THE UNDERSIGNED:

                            ------------------------

                                          Very truly yours,

                                          ------------------------------------
                                          (print name of shareholder above)

                                          By:
                                              --------------------------------
                                            Name:
                                            Title:
                                            (if applicable)

Accepted this      day of
               , 1995, by

TERADYNE, INC.

By:
    --------------------------------
    Name:
    Title:

                                                                       EXHIBIT B

PERSONS COVERED BY EMPLOYMENT AGREEMENTS:

John Halter
Fred Azad
Richard Carmichael
Vicki Eckert
Craig Foster
Tim Moriarty
Mark Siegel
Paul Emery

MATERIAL TERMS TO BE PROVIDED:

     -- Two year term

     -- Salary to be not less than amount in existence at time of execution of Agreement at least through August 31, 1997

     -- Bonus for fiscal years 1996 and 1997 to be structured substantially in accordance with terms of bonus plan in effect at time of execution of Agreement to be approved by the Board of Directors of the Surviving Corporation

     -- Severance to be provided if terminated other than for cause; severance to be provided upon voluntary termination for good reason; base salary to be provided through August 31, 1997 (no bonus payments as part of severance package)

     -- Teradyne standard confidentiality, non-solicitation and non-compete agreements to be part of employment agreements

                                                                 EXHIBIT 1.06(B)

                         ADJUSTMENT TO CONVERSION RATIO

     The Exchange Ratio shall be adjusted by applying the following formula:

                                        1
Exchange Ratio   =   ---------------------------------------
                     (Final Parent Stock Price x .02) + .38

     In no event will the Exchange Ratio be greater than .9091 or less than .8333.

     By way of example only, Attachment 1.06(b) illustrates the calculation of the Exchange Ratio as determined in accordance with various Final Parent Stock Prices.

                                                              ATTACHMENT 1.06(B)

EXCHANGE RATIO CALCULATOR

                             FINAL
                             PARENT
                             STOCK    EXCHANGE
                             PRICE     RATIO                           NOTES
                             -----    --------     ---------------------------------------------
Less than or equal to       $36        0.9091      - Exchange Ratio calculated as:
                             36 1/8    0.9070
                             36 1/4    0.9050
                             36 3/8    0.9029                       1
                             36 1/2    0.9009      -------------------------------------
                             36 5/8    0.8989      (Final Parent Stock Price X .02) +.38
                             36 3/4    0.8969
                             36 7/8    0.8949
                             37        0.8929      - Max Exchange Ratio = .9091
                             37 1/8    0.8909
                             37 1/4    0.8889      - Min Exchange Ratio = 0.8333
                             37 3/8    0.8869
                             37 1/2    0.8850      - Table is illustrative. Actual Final
                             37 5/8    0.8830        Parent Stock Price shall be rounded to four
                             37 3/4    0.8811        decimal places as shall the Exchange Ratio.
                             37 7/8    0.8791
                             38        0.8772
                             38 1/8    0.8753
                             38 1/4    0.8734
                             38 3/8    0.8715
                             38 1/2    0.8696
                             38 5/8    0.8677
                             38 3/4    0.8658
                             38 7/8    0.8639
                             39        0.8621
                             39 1/8    0.8602
                             39 1/4    0.8584
                             39 3/8    0.8565
                             39 1/2    0.8547
                             39 5/8    0.8529
                             39 3/4    0.8511
                             39 7/8    0.8493
                             40        0.8475
                             40 1/8    0.8457
                             40 1/4    0.8439
                             40 3/8    0.8421
                             40 1/2    0.8403
                             40 5/8    0.8386
                             40 3/4    0.8368
                             40 7/8    0.8351
Greater than or equal to     41        0.8333